Exhibit 23.1 - CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-41905 and 333-68636) of National R.V. Holdings, Inc. of our report dated January 31, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in the Form 10-K.


/s/ PricewaterhouseCoopers LLP



Orange County, California
March 28, 2003